      As filed with the Securities and Exchange Commission on June 22, 1999

                                                      Registration No. 333-74469
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------------

                                KITTY HAWK, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              75-2564006
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

                              1515 WEST 20TH STREET
                                 P.O. BOX 612787
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75261
                                 (972) 456-2200

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

                               M. TOM CHRISTOPHER
                             CHIEF EXECUTIVE OFFICER
                              1515 WEST 20TH STREET
                                 P.O. BOX 612787
              DALLAS/FORT WORTH INTERNATIONAL AIRPORT, TEXAS 75261
                                 (972) 456-2200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                          Copies of communications to:

                                 GREG R. SAMUEL
                              HAYNES AND BOONE, LLP
                             3100 NATIONSBANK PLAZA
                                 901 MAIN STREET
                            DALLAS, TEXAS 75202-3789
                                 (214) 651-5000

                           ---------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE

                         CALCULATION OF REGISTRATION FEE

========================================= ======================= ===================== ===================== ======================
          Title of Each Class                  Amount to be         Proposed Maximum      Proposed Maximum          Amount of
     of Securities to be Registered             Registered         Offering Price Per    Aggregate Offering        Registration
                                                                         Share                 Price                   Fee
========================================= ======================= ===================== ===================== ======================
  Common Stock, $.01 par value . . . .             (1)                    (1)                   (1)                    (1)
========================================= ======================= ===================== ===================== ======================

(1) The Registrant hereby de-registers 65,000 shares of the Registrant's Common Stock, representing all of the Common Stock registered for resale by the Selling Stockholders, but not resold by the Selling Stockholders, pursuant to the offering contemplated by the Registration Statement which is amended hereby.

================================================================================

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of June, 1999.



                                       KITTY HAWK, INC.


                                       By: /s/ RICHARD R. WADSWORTH
                                           -------------------------------------
                                       Name: Richard R. Wadsworth
                                       Title: Senior Vice President -- Finance,
                                       Chief Financial Officer and Secretary





     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of June, 1999:


                  NAME:                                            CAPACITIES:

                                                    Chairman of the Board of Directors and
/s/ M. TOM CHRISTOPHER*                             Chief Executive Officer
---------------------------------------
       M. Tom Christopher


/s/ TILMON J. REEVES*                               Chief Operating Officer, President and Director
---------------------------------------
       Tilmon J. Reeves


/s/ CONRAD A. KALITTA*                              Director
---------------------------------------
       Conrad A. Kalitta


/s/ RICHARD R. WADSWORTH                            Senior Vice President -- Finance, Chief
---------------------------------------             Financial Officer, Secretary,
       Richard R. Wadsworth                         Principal Financial and Accounting Officer and Director


/s/ PHILIP J. SAUDER*                               Director
---------------------------------------
       Philip J. Sauder


/s/ TED J. COONFIELD*                               Director
---------------------------------------
       Ted J. Coonfield


/s/ LEWIS S. WHITE*                                 Director
---------------------------------------
       Lewis S. White


*/s/ RICHARD R. WADSWORTH
---------------------------------------
       Richard R. Wadsworth
(As Attorney in Fact for each person indicated)



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